UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 19, 2010
DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
9625 West 76th Street, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (952) 253-1234
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On February 19, 2010, the management of Digital River, Inc., a Delaware corporation (“Digital River” or “Company”) concluded, and the Audit Committee of the Board of Directors concurred, that the previously issued condensed consolidated financial statements of Digital River covering the period ended March 31, 2009 contain an incorrect accounting entry.
In performing the annual review of the financial statements, management identified that it had incorrectly recorded the write-off of unamortized debt financing costs related to the repurchase of convertible notes on January 2, 2009. After the Company announced preliminary full year financial results on January 28, 2010, management determined that a $5.2 million non-cash expense for debt financing costs ($3.3 million net of tax) was incorrectly charged to additional paid-in capital and should have been expensed to other non-operating expense. Year-to-date results for all subsequent periods should have also reflected this non-operating expense.
As noted in Item 7 and Item 8 of the Company’s 2009 Annual Report on Form 10-K filed with the SEC on February 23, 2010, the Company revised the unaudited results it previously released on January 28, 2010. The impact of this change was a reduction in both the first quarter and the full year GAAP earnings of $3.3 million after tax, or $0.09 per diluted share. The first quarter 2009 GAAP earnings were revised to $13.3 million, or $0.36 per diluted share. The full year 2009 GAAP earnings were reduced to $49.8 million, or $1.32 per diluted share. There was no change to previously released non-GAAP earnings.
An unaudited table presenting the effects of the revisions to the Company’s condensed consolidated statement of income for the three months ended March 31, 2009 is set forth below:

	Three Months Ended
	March 31, 2009
	As Reported	As Corrected(2)
	(in thousands, except per share data)
2009
Revenue	$102,931	$102,931
Direct cost of services (1)	3,942	3,942
Network and infrastructure (1)	10,313	10,313
Sales and marketing	38,447	38,447
Product research and development	12,335	12,335
General and administrative	9,129	9,129
Depreciation and amortization	3,844	3,844
Amortization of acquisition-related intangibles	2,003	2,003

Total costs and expenses	80,013	80,013

Income from operations	22,918	22,918

Interest income	1,189	1,189
Other expense, net	(1,348)	(6,556)

Income before income tax expense	22,759	17,551
Income tax expense	6,168	4,231

Net income	16,591	13,320

Net income per share—basic	$0.45	$0.36

Net income per share—diluted	$0.45	$0.36

(1)	Gross profit is calculated as revenue less direct cost of services and network and infrastructure expenses and excludes depreciation and amortization expense.

(2)	The Company reported net income of $16.6 million, or $0.45 per diluted share for the quarter ended March 31, 2009, in its first quarter 2009 Form 10-Q filed on May 8, 2009. This former number compares with the corrected net income of $13.3 million, or $0.36 per diluted share, for the quarter ended March 31, 2009, as presented above. In performing its detailed review of the financial statements and notes at year-end, management identified an additional adjustment associated with its January 2, 2009, convertible note repurchase. After the Company issued its year-end 2009 press release, it determined that a $5.2 million non-cash expense for debt financing costs ($3.3 million net of tax), previously deferred and amortized over the period of the convertible note, should have been expensed to earnings in conjunction with the convertible note repurchase. The impact of the convertible note repurchase on diluted earnings per share was anti-dilutive and has been excluded as a result.
Digital River’s principal financial officer and the Audit Committee discussed these matters with Digital River’s independent registered accounting firm.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
Not applicable.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.
By:	/s/ Thomas M. Donnelly
	Name:	Thomas M. Donnelly
	Title:	Chief Financial Officer

Date: February 23, 2010